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                                                                       EXHIBIT 5

                    DICKSTEIN SHAPIRO MORIN & OSHINSKY LLP
                 2101 L Street NW . Washington, DC  20037-1526
                    Tel (202) 785-9700 . Fax (202) 887-0689


                               February 19, 1998



OmniQuip International, Inc.
222 East Main Street
Port Washington, Wisconsin  53074

Re:  OmniQuip International, Inc.
     Registration Statement on Form S-1

Dear Sirs:

     We have acted as counsel to OmniQuip International, Inc., a Delaware corporation (the "Company") in connection with the Company's Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pertaining to the registration of the sale of 4,106,669 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), in an underwritten secondary public offering which includes 3,600,000 shares to be sold by certain selling stockholders named in the Registration Statement with up to an additional 506,669 shares to be sold by selling stockholders if the Underwriters exercise their over-allotment option (collectively, the "Shares"). As of the date hereof, the Company is authorized to issue 100,000,000 shares of common stock, $0.01 par value per share, of which 14,260,000 shares are issued and outstanding and of which 2,412,500 are reserved for issuance pursuant to the Company's several stock option and incentive plans. No additional shares will be issued pursuant to this offering.

     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

     On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized, and are validly issued, fully paid and non-assessable.

     No opinion is expressed herein as to the laws of any jurisdiction other than the federal laws of the United States of America and, to the extent required by the foregoing opinion, the General Corporation Law of the State of Delaware.

     Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.
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OmniQuip International, Inc.
February 19, 1998
Page 2


     The foregoing opinion is delivered to you in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                Very truly yours,

                                /s/ Dickstein Shapiro Morin & Oshinsky LLP